                                                                  Exhibit 10(a)



Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 33 to the Registration Statement (Form N-4 No. 333-18419) pertaining to Lincoln National Variable Annuity Account H, and to the use therein of our reports dated (a) March 18, 2009, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) March 13, 2009, with respect to the financial statements of Lincoln National Variable Annuity Account H.


/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 13, 2009